Exhibit 10.3

CONSENT TO OFFICE SPACE SUBLEASE

1320 SOLDIERS FIELD ROAD, BOSTON, MASSACHUSETTS

THIS CONSENT TO SUBLEASE (“Consent Agreement”) dated as of January 1, 2010, is made with reference to that certain sublease (the “Sublease”) dated January 1, 2010, by and between SNBL USA, Ltd., with an address at 6605 Merrill Creek Parkway, Everett, WA 98203 (“Tenant”) and Ontoril, Inc., with an address at 419 Western Ave., Boston, MA 02135 (“Subtenant”), and is entered into by and among Harvard Real Estate – Allston, Inc., with an address at c/o Harvard Real Estate Services, 1350 Massachusetts Avenue, Holyoke Center – Suite 800, Cambridge, Massachusetts 02138-3826 Massachusetts 02110 (together with its successors and assigns, “Landlord”), Tenant and Subtenant, with reference to the following facts:

(A) Landlord and Tenant are the parties to that certain lease dated as of June 25, 2009 (“Master Lease”);

(B) Tenant and Subtenant wish to enter into the Sublease;

(C) The Master Lease provides, inter alia, that Tenant may not enter into the Sublease without Landlord’s prior written approval;

(D) Tenant and Subtenant have presented the fully-executed Sublease (a true and complete copy of which is attached) to Landlord for Landlord’s approval, upon all of the terms and conditions hereinafter appearing.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1. Landlord hereby consents to the Sublease upon the terms and conditions set forth below.

2. This Consent shall not release Tenant from any existing or future duty, obligation or liability to Landlord pursuant to the Master Lease, nor shall this Consent change, modify or amend the Master Lease in any manner, except insofar as it constitutes Landlord’s consent to the Sublease. Without limiting the generality of the foregoing, this Consent shall not relieve Tenant from any requirement set forth in the Master Lease that Tenant obtain Landlord’s prior written approval of any additional subleases, assignments or other dispositions of its interest in the Master Lease or the Premises (as defined in the Master Lease).

3. (a) In the event of a Master Lease Termination (as hereinafter defined) prior to the termination of the Sublease, at the request of Landlord Subtenant agrees to attorn to Landlord and to recognize Landlord as Subtenant’s landlord under the Sublease, upon the terms and conditions and at the rental rate specified in the Sublease, and for the then remaining term of the Sublease, except that Landlord shall not be bound by any provision of the Sublease which in any way increases Landlord’s duties, obligations or liabilities to Subtenant beyond those owed to Tenant under the Master Lease or by any provision which grants or attempts to grant Subtenant any rights, privileges or benefits greater than those possessed by Tenant under the Master Lease. Subtenant hereby waives any provisions of applicable law which may permit Subtenant (i) to terminate the Sublease other than pursuant to its terms or (ii) to surrender possession of the Premises in the event of a Master Lease Termination; and Subtenant hereby agrees that the Sublease shall not be affected in any way whatsoever by a Master Lease Termination in the event Landlord requests Subtenant’s attornment to and recognition of Landlord except as set forth above.

In no event shall Landlord ever (i) be liable to Subtenant for any act, omission or breach of the Sublease by Tenant, (ii) be subject to any offsets of defenses which Subtenant might have against Tenant, (iii) be bound by any rent or additional rent which Subtenant might have paid in advance to Tenant, or (iv) be bound to honor any rights of Subtenant in any security deposit made with Tenant by Subtenant except to the extent Tenant has specifically assigned and actually turned over such security deposits to Landlord.

Tenant hereby agrees that in the event of a Master Lease Termination, Tenant shall immediately pay or transfer to Landlord any security deposits, rent or other sums then held by Tenant in connection with the subleasing of the Premises. Subtenant hereby agrees that under no circumstances whatsoever shall Landlord be held in any way responsible or accountable for any security deposit or any sums paid by Subtenant to Tenant except to the extent that Landlord has actually received such sums from Tenant and has acknowledged their source, and Subtenant shall have no claim to any security or other deposit made by Tenant under the Master Lease.

(b) “Master Lease Termination” means any event, which by voluntary or involuntary act or by operation of law, might cause or permit the Master Lease (or Tenant’s right to possess the Premises under the Master Lease) to be terminated, expire, be canceled, be foreclosed against, or otherwise come to an end, including but not limited to (1) a default by Tenant under the Master Lease of any of the terms and provisions hereof; (2) foreclosure proceedings brought by the holder of any mortgage or trust deed to which the Master Lease is subject; (3) the termination of Tenant’s leasehold estate by dispossession proceeding or otherwise; or (4) termination of the Master Lease in accordance with its terms.

4. Subtenant shall be liable to Landlord, jointly and severally with Tenant, to the extent of the obligations undertaken by or attributable to Subtenant, for the performance of Tenant’s agreements under the Master Lease. Landlord may elect to receive directly from Subtenant all sums due or payable to Tenant by Subtenant pursuant to the Sublease, and upon receipt of Landlord’s notice, Subtenant shall thereafter pay to Landlord any and all sums becoming due or payable under the Sublease and Tenant shall receive from Landlord a corresponding credit for such sums actually received by Landlord against any and all payments then owing from Tenant. Neither the service of such written notice nor the receipt of such direct payments shall cause Landlord to assume any of Tenant’s duties, obligations and/or liabilities under the Sublease, nor shall such event impose upon Landlord the duty or obligation to honor the Sublease in the event of a Master Lease Termination, nor subsequently to accept any purported attormnent by Subtenant not elected by Landlord pursuant to Section 3(a) hereof.

5. Subtenant hereby acknowledges that it is familiar with all of the terms and provisions of the Master Lease and agrees not to do or omit to do anything which would cause Tenant to be in breach of the Master Lease. Any such act or omission shall also constitute a breach of the Master Lease and this Consent and shall entitle Landlord to recover any damage, loss, cost, or expense which it thereby suffers, from Tenant and Subtenant, jointly and severally.

6. Tenant and Subtenant, jointly and severally, shall be liable to reimburse Landlord for any expenses, including reasonable attorneys fees and costs, incurred in enforcing any of the terms or provisions of this Consent.

7. The parties acknowledge that the Sublease constitutes the entire agreement between Tenant and Subtenant with respect to the subject matter thereof insofar as Landlord may be concerned, and that no termination or modification of the Sublease will be binding upon Landlord unless Landlord shall have given its prior written consent thereto.

8. This Consent shall be binding upon and shall inure to the benefit of the parties’ respective successors and permitted assigns. The agreements contained herein constitute the entire understanding between the parties with respect to the subject matter hereof, and shall supersede all prior agreements, written or oral. Tenant and Subtenant warrant and agree that neither Landlord nor any of its agents or other representatives have made any representations concerning the Premises, their condition, the Sublease or the Master Lease.

9. Notice required or desired to be given hereunder shall be effective either upon personal delivery or one business day after deposit with an overnight delivery service or three (3) business days after deposit in the United States mail, by registered or certified mail, return receipt requested, addressed to parties at the addresses set forth in the first paragraph of this Consent. Any party may change its address for notice by giving notice in the manner hereinabove provided.

10. Notwithstanding anything to the contrary set forth herein or elsewhere, if the Master Lease has been guaranteed, then Tenant shall deliver to Landlord a written approval of the Sublease and this Consent by each such guarantor.

11. Tenant and Subtenant agree to indemnify and hold Landlord harmless from and against any loss, cost, expense, damage or liability, including reasonable attorneys’ fees and costs, incurred as a result of a claim by any person or entity (i) that it is entitled to a commission, finder’s fee or like payment in connection with the Sublease or (ii) relating to or arising out of the Sublease or any related agreements or dealings.

12. Tenant shall pay Landlord herewith the sum of $1,000 as reimbursement for Landlord’s administrative expenses in acting upon Tenant’s request for this Consent.

13. Landlord shall not be considered to have consented to the Sublease until this Consent is executed and delivered by Landlord, Tenant and Subtenant and approved by the holder of any mortgage on the Building (as defined in the Master Lease) having the right to approve the Sublease. Any liability of Landlord to Tenant under or in connection with this Consent, and any liability of Landlord to Subtenant, including without limitation liability under or in connection with the Sublease or arising in any way from Tenant’s use or occupancy of the subleased Premises, shall be limited to the same extent as Landlord’s liability to Tenant is limited under the Master Lease.

EXECUTED under seal.

LANDLORD:		TENANT:

HARVARD REAL ESTATE – ALLSTON, INC.		SNBL USA, LTD.

By:	/s/ Authorized Signatory	By:	/s/ Hideshi Tsusaki
	Name:		Name:	Hideshi Tsusaki, DVM, PhD
	Title:		Title:	President & COO
	Duly Authorized		Duly Authorized

SUBTENANT:

ONTORIL, INC.

By:	/s/ Gregory L. Verdine
	Name:	Dr. Gregory L. Verdine
	Title:	President
Duly Authorized

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